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                                                                    EXHIBIT h(4)

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION
              SERVICE CLASS, PREMIUM CLASS AND INSTITUTIONAL CLASS

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the __ day of _______ 2005, by and between Arrivato Funds Trust, a Delaware business trust (the "Acquiring Trust"), with its principal place of business at 350 Fifth Avenue, 59th Floor, New York, NY 10118, and American Independence Funds, a Delaware business trust (the "American Independence Trust"), on behalf of the Stock Fund, International Multi-Manager Stock Fund, UltraShort Bond Fund, Intermediate Bond Fund, NestEgg Capital Preservation Fund, NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund and NestEgg 2040 Fund (the "Acquired Funds"), with its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219. The Acquiring Funds and the Acquired Funds are sometimes referred to collectively herein as the "Funds" and individually as a "Fund."

      This Agreement is intended to be and is adopted as a plan of a "reorganization" as defined in Section 368(a)(1)[(C)/(D)] of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations thereunder. The reorganization (the "Reorganization") will consist of (1) the transfer of all of the assets of the Acquired Funds to the Acquiring Funds in exchange solely for (A) the issuance of Class I shares of beneficial interest of the Acquiring Fund (collectively, the "Acquiring Fund Shares" and each, an "Acquiring Fund Share") to the Acquired Fund, and (B) the assumption by the Acquiring Fund of the liabilities of the Acquired Fund that are both set forth on the Statements of Assets and Liabilities (as defined below) and also included in the calculation of net asset value ("NAV") on the closing date of the Reorganization (the "Closing Date") (collectively, the "Assumed Liabilities"), and (2) the distribution by the Acquired Fund, on or promptly after the Closing Date as provided herein, of the Acquiring Fund Shares to the shareholders of the Acquired Fund in liquidation and dissolution of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

      WHEREAS, the Acquiring Trust and the American Independence Trust are each registered investment companies classified as management companies of the open-end type.

      WHEREAS, the Acquiring Fund is authorized to issue shares of beneficial interest.

      WHEREAS, the Board of Trustees of the American Independence Trust and the Board of Trustees of the Acquiring Trust have determined that the Reorganization is in the best interests of the Acquired Fund shareholders and the Acquiring Fund shareholders, respectively, and is not dilutive of the interests of those shareholders.

      NOW, THEREFORE, in consideration of the premises of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUNDS IN EXCHANGE FOR THE ACQUIRING FUND

      SHARES AND ASSUMPTION OF THE ASSUMED LIABILITIES; LIQUIDATION AND

      TERMINATION OF THE ACQUIRED FUND.

      1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund will transfer all of its assets as set forth in Paragraph 1.2 (the "Acquired Assets") to the Acquiring Fund free and clear of all liens and encumbrances (other than those arising under the Securities Act of 1933, as amended (the "Securities Act"), liens for taxes not

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yet due and contractual restrictions on the transfer of the Acquired Assets) and the Acquiring Fund agrees in exchange therefor: (i) to issue to the Acquired
Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, of each class with an aggregate NAV equal to the NAV of the Acquired
Fund attributable to the corresponding class of the Acquired Fund's shares, as determined in the manner set forth in Paragraphs 2.1 and 2.2; and (ii) to assume the Assumed Liabilities. Such transactions shall take place at the Closing (as defined in Paragraph 3.1 below).

      1.2 (a) The Acquired Assets shall consist of all of the Acquired Fund's property, including, without limitation, all portfolio securities and instruments, dividends and interest receivables, cash, goodwill, contractual rights and choses in action of the Acquired Fund or the American Independence Trust in respect of the Acquired Fund, all other intangible property owned by the Acquired Fund, originals or copies of all books and records of the Acquired Funds, and all other assets of the Acquired Fund on the Closing Date. The Acquiring Fund shall also be entitled to receive (or, to the extent agreed upon between the American Independence Trust and the Acquiring Trust, be provided access to) copies of all records that the American Independence Trust is required to maintain under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder to the extent such records pertain to the Acquired Fund.

      (b) The Acquired Funds have provided the Acquiring Funds with a list of all of the Acquired Fund's securities and other assets as of the date of execution of this Agreement, and the Acquiring Fund has provided the Acquired Fund with a copy of the current fundamental investment policies and restrictions and fair value procedures applicable to the Acquiring Fund. The Acquired Fund reserves the right to sell any of such securities or other assets before the Closing Date (except to the extent sales may be limited by representations of the Acquired Fund contained herein and made in connection with the issuance of the tax opinion provided for in Paragraph 8.5 hereof).

      1.3 The Acquired Fund will endeavor to discharge all of its known liabilities and obligations that are or will become due prior to the Closing.

      1.4 On or as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the American Independence Trust shall liquidate the Acquired Fund and distribute pro rata to its shareholders of record, determined as of the close of regular trading on the New York Stock Exchange on the Closing Date (the "Acquired Fund Shareholders"), the Acquiring Fund Shares received by the Acquired Funds pursuant to Paragraph 1.1 hereof. Each Acquired Fund Shareholder shall receive the number of Acquiring Fund Shares of Class Institutional shares of beneficial interest of the Acquired Fund (the "Acquired Fund Shares") held by such Acquired Fund Shareholder that have an aggregate NAV equal to the aggregate NAV of the Acquired Fund Shares held of record by such Acquired Fund Shareholder on the Closing Date. Such liquidation and distribution will be accomplished by the American Independence Trust instructing the Acquiring Trust to transfer the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of the Acquired Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due the Acquired Fund Shareholders. The American Independence Trust shall promptly provide the Acquiring Trust with evidence of such liquidation and distribution. All issued and outstanding Acquired Fund Shares will simultaneously be cancelled on the books of the Acquired Fund, and the Acquired Fund will be dissolved. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

      1.5 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Any certificates representing ownership of Acquired Fund Shares that remain

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outstanding on the Closing Date shall be deemed to be cancelled and shall no longer evidence ownership of Acquired Fund Shares.

      1.6 Any transfer taxes payable upon issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

      1.7 Any reporting responsibility of the American Independence Trust with respect to the Acquired Fund for taxable periods ending on or before the Closing Date, including, but not limited to, the responsibility for filing of regulatory reports, Tax Returns (as defined in Paragraph 4.1), or other documents with the Commission, any state securities commissions, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the American Independence Trust.

2. VALUATION

      2.1 The NAV of the Acquiring Fund Shares and the NAV of the Acquired Fund shall, in each case, be determined as of the close of business (4:00 p.m., New York time) on the Closing Date (the "Valuation Time"). The NAV of each Acquiring Fund Share shall be computed by Arrivato Advisers, LLC (the "Acquiring Fund Adviser") in the manner set forth in the Acquiring Funds' Declaration of Trust (the "Declaration"), or By-Laws, and the Acquiring Fund's then-current prospectus and statement of additional information. The NAV of the Acquired Fund shall be computed by BISYS Fund Services (the "Acquired Fund Administrator") by calculating the value of the Acquired Assets and by subtracting therefrom the amount of the liabilities of the Acquired Fund on the Closing Date included on the Statement of Assets and Liabilities of the Acquired Fund delivered pursuant to Paragraph 5.7 (the "Statement of Assets and Liabilities"), said assets and liabilities to be valued in the manner set forth in the Acquiring Fund's then current prospectus and statement of additional information. The Acquiring Fund Adviser shall confirm to the Acquiring Fund the NAV of the Acquired Fund.

      2.2 The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Assets and the assumption of the Assumed Liabilities shall be determined by the Acquiring Fund Adviser by dividing the NAV of the Acquired Fund, as determined in accordance with Paragraph 2.1, by the NAV of each Acquiring Fund Share, as determined in accordance with Paragraph 2.1.

      2.3 The Acquiring Fund and the Acquired Fund shall cause the Acquiring Fund Adviser and the Acquired Fund Administrator, respectively, to deliver a copy of its valuation report to the other party at Closing. All computations of value shall be made by the Acquiring Fund Adviser and the Acquired Fund Administrator in accordance with its regular practice as pricing agent for the Acquiring Fund and the Acquired Fund, respectively.

3. CLOSING AND CLOSING DATE

      3.1 The Closing Date shall be February 28, 2006, or such later date as the parties may agree to in writing. All acts necessary to consummation the Reorganization (the "Closing") shall be deemed to take place simultaneously as of 5:00 p.m. (Eastern time) on the Closing Date unless otherwise provided. The Closing shall be held at the offices of Thacher, Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or at such other place as the parties may agree.

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      3.2 Portfolio securities that are held other than in book-entry form in the name of INTRUST Bank, N.A. shall be duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Acquired Fund Custodian in book-entry form on behalf of the Acquired Fund shall be delivered by the Acquired Fund Custodian through the Depository Trust Company to the Acquiring Fund Custodian and by the Acquiring Fund Custodian recording the beneficial ownership thereof by the Acquiring Fund on the Acquiring Fund Custodian's records. Any cash shall be delivered by the Acquired Fund Custodian transmitting immediately available funds by wire transfer to the Acquiring Fund Custodian the cash balances maintained by the Acquired Fund Custodian and the Acquiring Fund Custodian crediting such amount to the account of the Acquiring Fund.

      3.3 The Acquiring Fund Custodian shall deliver within one business day after the Closing a certificate of an authorized officer stating that: (a) the Acquired Assets have been delivered in proper form to the Acquiring Fund on the Closing Date, and (b) all necessary transfer taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made in conjunction with the delivery of portfolio securities as part of the Acquired Assets.

      3.4 If on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere is disrupted so that accurate appraisal of the NAV of the Acquiring Fund Shares or the Acquired Fund pursuant to Paragraph 2.1 is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

      3.5 The Acquired Fund shall deliver at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status and certificates of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each Acquired Fund Shareholder as of the Valuation Time, certified by the President or a Secretary of the American Independence Trust and its Treasurer, Secretary or other authorized officer (the "Shareholder List") as being an accurate record of the information (a) provided by the Acquired Fund Shareholders, (b) provided by the Acquired Fund Custodian, or (c) derived from the American Independence Trust's records by such officers or one of the American Independence Trust's service providers. The Acquiring Fund shall issue and deliver to the Acquired Fund a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4. REPRESENTATIONS AND WARRANTIES

      4.1 Except as set forth on a disclosure schedule previously provided by the American Independence Trust to the Acquiring Trust (which disclosure schedule shall be organized by the sections of this Section 4.1 and any disclosure shall only modify the portions of this Section 4.1 expressly identified in such schedule), the American Independence Trust, on behalf of the Acquired Fund, represents, warrants and covenants to the Acquiring Fund, which representations, warranties and covenants will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

     (a) The Acquired Fund is a series of the American Independence Funds Trust. The American Independence Funds Trust is a business trust validly existing and in good standing under the laws of the

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state of Delaware and has the power to own all of its properties and assets and, subject to approval by the Acquired Fund's shareholders, to perform its obligations under this Agreement. The Acquired Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability.
Each of the American Independence Funds Trust and the Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

      (b) The American Independence Funds Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

      (c) The American Independence Funds Trust is not in violation of, and the execution and delivery of this Agreement and the performance of its obligations under this Agreement in respect of the Acquired Fund will not result in a violation of, any provision of the American Independence Trust's Trust Instrument or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquired Fund to which the American Independence Trust is a party or by which the Acquired Fund or any of its assets are bound;

      (d) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquired Fund or any of the Acquired Fund's properties or assets. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings. Neither the American Independence Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially adversely affects the Acquired Fund's business or its ability to consummate the transactions contemplated herein or would be binding upon the Acquiring Fund as the successor to the Acquired Fund;

      (e) The Acquired Fund has no material contracts or other commitments (other than this Agreement or agreements for the purchase and sale of securities entered into in the ordinary course of business and consistent with its obligations under this Agreement) which will not be terminated at or prior to the Closing Date and no such termination will result in liability to the Acquired Fund (or the Acquiring Fund);

      (f) The statement of assets and liabilities of the Acquired Fund, and the related statements of operations and changes in net assets, as of and for the fiscal year ended October 31, 2005, have been audited by KPMG LLP, independent registered public accounting firm, and are in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly reflect, in all material respects, the financial condition of the Acquired Fund as of such date and the results of its operations for the period then ended, and all known liabilities, whether actual or contingent, of the Acquired Fund as of the date thereof are disclosed therein. The Statement of Assets and Liabilities will be in accordance with GAAP consistently applied and will fairly reflect, in all material respects, the financial condition of the Acquired Fund as of such date and the results of its operations for the period then ended. Except for the Assumed Liabilities, the Acquired Fund will not have any known or contingent liabilities on the Closing Date. No significant deficiency, material weakness, fraud, significant change or other factor that could significantly affect the internal controls of the Acquired Fund has been disclosed or is required to be disclosed in the Acquired Fund's reports on Form N-CSR to enable the chief executive officer and chief financial officer or other officers of the Acquired Fund to make the certifications required by the Sarbanes-Oxley Act, and no deficiency, weakness, fraud, change, event or other factor exists that will be required to be disclosed in the Acquiring Fund's Form N-CSR after the Closing Date;

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      (g) Since the most recent fiscal year end, except as specifically disclosed in the Acquired Fund's prospectus, its statement of additional information as in effect on the date of this Agreement, or its annual report for the period ended October 31, 2005, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities, business or prospects, or any incurrence by the Acquired Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (g) (but not for any other purpose of this Agreement), a decline in NAV per Acquired Fund Share arising out of its normal investment operations or a decline in market values of securities in the Acquired Fund's portfolio or a decline in net assets of the Acquired Fund as a result of redemptions shall not constitute a material adverse change;

      (h) (A) For each taxable year of its operation since its inception, the Acquired Fund has met, and for the current taxable year it will meet, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company. The Acquired Fund will qualify as such as of the Closing Date and will satisfy the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Acquired Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquired Fund to fail to qualify as a regulated investment company under the Code;

            (B) Within the times and in the manner prescribed by law, the Acquired Fund has properly filed on a timely basis all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were complete and accurate in all respects. The Acquired Fund has not been informed by any jurisdiction that the jurisdiction believes that the Acquired Fund was required to file any Tax Return that was not filed; and the Acquired Fund does not know of any basis upon which a jurisdiction could assert such a position;

            (C) The Acquired Fund has timely paid, in the manner prescribed by law, all Taxes (as defined below), which were due and payable or which were claimed to be due;

            (D) All Tax Returns filed by the Acquired Fund constitute complete and accurate reports of the respective Tax liabilities and all attributes of the Acquired Fund or, in the case of information returns and payee statements, the amounts required to be reported, and accurately set forth all items required to be included or reflected in such returns;

            (E) The Acquired Fund has not waived or extended any applicable statute of limitations relating to the assessment or collection of Taxes;

            (F) The Acquired Fund has not been notified that any examinations of the Tax Returns of the Acquired Fund are currently in progress or threatened, and no deficiencies have been asserted or assessed against the Acquired Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and, to its knowledge, no such deficiency has been proposed or threatened;

            (G) The Acquired Fund has no actual or potential liability for any Tax obligation of any taxpayer other than itself. The Acquired Fund is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Acquired Fund is not a party to any Tax allocation, sharing, or indemnification agreement;

            (H) The unpaid Taxes of the Acquired Fund for tax periods through the Closing Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred

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      Taxes established to reflect timing differences between book and Tax income) set forth on the Statement of Assets and Liabilities, rather than in any notes thereto (the "Tax Reserves"). All Taxes that the Acquired Fund is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental agency;

            (I) The Acquired Fund has delivered to the Acquiring Fund or made available to the Acquiring Fund complete and accurate copies of all Tax Returns of the Acquired Fund, together with all related examination reports and statements of deficiency for all periods not closed under the applicable statutes of limitations and complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Acquired Fund. The Acquired Fund has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

            (J) The Acquired Fund has not undergone, has not agreed to undergo, and is not required to undergo (nor will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Acquired Fund will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date;

            (K) The Acquired Fund has not taken or agreed to take any action, and is not aware of any agreement, plan or other circumstance, that is inconsistent with the representations set forth in Annex B;

            (L) There are (and as of immediately following the Closing there will be) no liens on the assets of the Acquired Fund relating to or attributable to Taxes, except for Taxes not yet due and payable;

            (M) The Tax bases of the assets of the Acquired Fund are accurately reflected on the Acquired Fund's Tax books and records;

            (N) The Acquired Fund has not incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(2) and/or 904(f)(3) of the Code;

            (O) The Acquired Fund is not a party to a gain recognition agreement under Section 367 of the Code;

            (P) The Acquired Fund does not own any interest in an entity that is characterized as a partnership for income tax purposes;

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            (Q) The Acquired Fund's Tax attributes are not limited under the
      Code (including but not limited to any capital loss carry forward limitations under Sections 382 or 383 of the Code and the Treasury Regulations thereunder) or comparable provisions of state law; and

            (R) For purposes of this Agreement, "Taxes" or "Tax" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a governmental or regulatory authority or agency, or to any other person, in connection with Taxes and any associated schedules or work papers produced in connection with such items;

      (i) All issued and outstanding Acquired Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Acquired Fund. All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held of record by the persons and in the amounts set forth in the Shareholder List submitted to the Acquiring Fund pursuant to Paragraph 3.5 hereof. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares;

      (j) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Assets, and full right, power and authority to sell, assign, transfer and deliver the Acquired Assets to the Acquiring Fund, and, upon delivery and payment for the Acquired Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act;

      (k) The American Independence Funds Trust has the trust power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the American Independence Funds Trust's Board of Trustees, and, subject to the approval of the Acquired Fund's shareholders, assuming due authorization, execution and delivery by the Acquiring Fund, this Agreement will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (l) The information to be furnished by the Acquired Fund to the Acquiring Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby and any information necessary to compute the total return of the Acquired Fund shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

      (m) The information included in the proxy statement (the "Proxy Statement") forming part of the Acquiring Fund's Registration Statement on Form N-14 filed in connection with this Agreement (the "Registration Statement") that has been furnished in writing by the Acquired Fund to the Acquiring Fund for inclusion in the Registration Statement, on the effective date of that Registration Statement and on the

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Closing Date, will conform in all material respects to the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Investment Company Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (n) Upon the effectiveness of the Registration Statement, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the American Independence Trust or the Acquired Fund of the transactions contemplated by this Agreement;

      (o) All of the issued and outstanding Acquired Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquiring Fund;

      (p) The prospectus and statement of additional information of the Acquired Funds and any amendments or supplements thereto, furnished to the Acquiring Funds, did not as of their dates or the dates of their distribution to the public contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made, not misleading;

      (q) The Acquired Funds currently comply in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state "Blue Sky" laws and all other applicable federal and state laws or regulations. The Acquired Fund currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the American Independence Trust with respect to the Acquired Fund. All advertising and sales material used by the Acquired Fund complies in all material respects with and has complied in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission, and, to the extent applicable, the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and any applicable state regulatory authority. All registration statements, prospectuses, reports, proxy materials or other filings required to be made or filed with the Commission, the NASD or any state securities authorities by the Acquired Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;

      (r) Neither the Acquired Funds nor, to the knowledge of the Acquired Funds, any "affiliated person" of the Acquired Fund has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Acquired Fund, has any affiliated person of the Acquired Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act; and

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      (s) The tax representation certificate to be delivered by American
Independence Funds Trust on behalf of the Acquired Fund to the Acquiring Trust and Thacher, Proffitt & Wood LLP at the Closing pursuant to Paragraph 7.4 (the "Acquired Fund Tax Representation Certificate") will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

      4.2 Except as set forth on a disclosure schedule previously provided by the Acquiring Trust to the American Independence Funds Trust (which disclosure schedule shall be organized by the sections of this Section 4.2 and any disclosure shall only modify the portions of this Section 4.2 expressly identified in such schedule), the Acquiring Trust, on behalf of the Acquiring Fund, represents, warrants and covenants to the Acquired Funds, which representations, warranties and covenants will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

      (a) The Acquiring Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiring Trust has the power to own all of its properties and assets and to perform the obligations under this Agreement. The Acquiring Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. Each of the Acquiring Trust and the Acquiring Funds have all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

      (b) The Acquiring Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

      (c) The Acquiring Fund's registration statement on Form N-1A that will be in effect on the Closing Date, and the prospectus and statement of additional information of the Acquiring Fund included therein, will conform in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not as of the effective date thereof and will not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

      (d) The Registration Statement, the Proxy Statement and statement of additional information with respect to the Acquiring Funds, and any amendments or supplements thereto in effect on or prior to the Closing Date included in the Registration Statement (other than written information furnished by the Acquired Funds for inclusion therein, as covered by the Acquired Funds' warranty in Paragraph 4.1(m) hereof) will conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder. Neither the Registration Statement nor the Proxy Statement (other than written information furnished by the Acquired Funds for inclusion therein, as covered by the Acquired Fund's warranty in Paragraph 4.1(m) hereof) includes or will include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (e) The Acquiring Trust is not in violation of, and the execution and delivery of this Agreement and performance of its obligations under this Agreement will not result in a violation of, any provisions of the Declaration of Trust or by-laws of the Acquiring Trust or any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquiring Fund to which the Acquiring Trust is a party or by which the Acquiring Fund or any of its assets is bound;

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      (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened against the Acquiring Fund or any of the Acquiring Fund's properties or assets. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings. Neither the Acquiring Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially adversely affects the Acquiring Fund's business or its ability to consummate the transactions contemplated herein;

      (g) The statement of assets and liabilities of the Acquiring Funds, have been audited by Grant Thornton LLP, independent registered public accounting firm, and are in accordance with GAAP consistently applied and fairly reflect, in all material respects, the financial condition of the Acquiring Funds as of such date and all known liabilities, whether actual or contingent, of the Acquiring Funds as of the date thereof are disclosed therein;

      (h) (A) For the current taxable year the Acquiring Fund will meet, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and will qualify as such as of the Closing Date and will satisfy the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Acquiring Funds have not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquiring Funds to fail to qualify as a regulated investment company under the Code;

            (B) Within the times and in the manner prescribed by law, the Acquiring Funds has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all respects. The Acquiring Funds have not been informed by any jurisdiction that the jurisdiction believes that the Acquiring Fund was required to file any Tax Return that was not filed; and the Acquiring Funds do not know of any basis upon which a jurisdiction could assert such a position;

            (C) The Acquiring Funds have timely paid, in the manner prescribed by law, all Taxes that were due and payable or that were claimed to be due;

            (D) All Tax Returns filed by the Acquiring Funds constitute complete and accurate reports of the respective liabilities for Taxes and all attributes of the Acquiring Fund or, in the case of information returns and payee statements, the amounts required to be reported, and accurately set forth all items required to be included or reflected in such returns;

            (E) The Acquiring Funds have not waived or extended any applicable statute of limitations relating to the assessment or collection of Taxes;

            (F) The Acquiring Funds have not been notified that any examinations of the Tax Returns of the Acquiring Fund are currently in progress or threatened, and no deficiencies have been asserted or assessed against the Acquiring Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and, to its knowledge, no such deficiency has been proposed or threatened;

            (G) The Acquiring Funds have no actual or potential liability for any Tax obligation of any taxpayer other than itself. The Acquiring Funds are not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Acquiring Funds are not a party to any Tax allocation, sharing, or indemnification agreement;

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            (H) The Acquiring Trust has delivered to American Independence Trust or made available to American Independence Trust complete and accurate copies of all Tax Returns of the Acquiring Fund, together with all related examination reports and statements of deficiency for all periods not closed under the applicable statutes of limitations and complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Acquiring Fund. The Acquiring Fund has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

            (I) The Acquiring Funds have not undergone, have not agreed to undergo, and is not required to undergo (nor will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Acquiring Funds will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date;

            (J) The Acquiring Funds have not taken or agreed to take any action, and is not aware of any agreement, plan or other circumstance, that is inconsistent with the representations set forth in Annex A;

            (K) The Acquiring Fund has not incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(2) and/or 904(f)(3) of the Code;

            (L) The Acquiring Funds are not a party to a gain recognition agreement under Section 367 of the Code;

            (M) The Acquiring Funds' Tax attributes are not limited under the Code (including but not limited to any capital loss carry forward limitations under Sections 382 or 383 of the Code and the Treasury Regulations thereunder) or comparable provisions of state law, except as set forth on Schedule 4.2;

      (i) The authorized capital of the Acquiring Funds consist of an unlimited number of shares of beneficial interest, no par value per share. As of the Closing Date, the Acquiring Fund will be authorized to issue an unlimited number of shares of beneficial interest, no par value per share. The Acquiring Funds Shares to be issued and delivered to the Acquired Funds for the account of the Acquired Funds Shareholders pursuant to the terms of this Agreement will have been duly authorized on the Closing Date and, when so issued and delivered, will be duly and validly issued, fully paid and non-assessable. The Acquiring Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Funds shares, nor is there outstanding any security convertible into any Acquiring Funds shares;

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      (j) The Acquiring Trust has the trust power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Trust's Board of Trustees, and, assuming due authorization, execution and delivery by the Acquired Funds, this Agreement will constitute a valid and binding obligation of the Acquiring Funds, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (k) The information to be furnished in writing by the Acquiring Funds or the Acquiring Fund Adviser for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended, and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading;

      (l) No consent, approval, authorization or order of or filing with any court or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated by the Agreement by the Acquiring Funds, except for the registration of the Acquiring Fund Shares under the Securities Act and the Investment Company Act;

      (m) Neither the Acquiring Funds nor, to the knowledge of the Acquiring Funds, any "affiliated person" of the Acquiring Funds has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Acquiring Fund, has any affiliated person of the Acquiring Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act; and

      (n) Since the most recent fiscal year end, except as specifically disclosed in the Acquiring Funds' prospectus, its statement of additional information as in effect on the date of this Agreement, there has not been any material adverse change in the Acquiring Funds' financial condition, assets, liabilities, business or prospects, or any incurrence by the Acquiring Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (n) (but not for any other purpose of this Agreement), a decline in NAV per Acquiring Fund Share arising out of its normal investment operations or a decline in market values of securities in the Acquiring Funds' portfolio or a decline in net assets of the Acquiring Fund as a result of redemptions shall not constitute a material adverse change;

      (o) The tax representation certificate to be delivered by the Acquiring Trust on behalf of the Acquiring Fund to the American Independence Trust and Thacher, Proffitt & Wood LLP at Closing pursuant to Section 6.3 (the "Acquiring Fund Tax Representation Certificate") will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

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5. COVENANTS OF THE FUNDS

      5.1 The Acquired Funds will operate the Acquired Fund's business in the ordinary course of business between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions and any other dividends and other distributions necessary or advisable (except to the extent dividends or other distributions that are not customary may be limited by representations made in connection with the issuance of the tax opinion described in Paragraph 8.5 hereof), in each case payable either in cash or in additional shares.

      5.2 The American Independence Funds Trust will call a special meeting of the Acquired Funds' shareholders to consider approval of this Agreement and act upon the matters set forth in the Proxy Statement.

      5.3 To the extent that INTRUST, or an affiliate of INTRUST, has voting discretion with respect to any Acquired Fund Shares owned on behalf of an INTRUST client, INTRUST shall not vote on behalf of such client and shall pass-through the voting power to the underlying INTRUST client.

      5.4 The Acquiring Funds will prepare the notice of meeting, form of proxy and Proxy Statement (collectively, "Proxy Materials") to be used in connection with such meeting, and will promptly prepare and file with the Commission the Registration Statement. The American Independence Trust will provide the Acquiring Funds with information reasonably requested for the preparation of the Registration Statement in compliance with the Securities Act, the Exchange Act, and the Investment Company Act.

      5.5 The Acquired Funds covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired by the Acquired Funds for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

      5.6 The Acquired Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably require concerning the beneficial ownership of the Acquired Fund Shares.

      5.7 Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

      5.8 The Acquired Fund shall furnish to the Acquiring Fund on the Closing Date a Statement of Assets and Liabilities of the Acquired Fund as of the Closing Date setting forth the NAV (as computed pursuant to Paragraph 2.1) of the Acquired Fund as of the Valuation Time, which statement shall be prepared in accordance with GAAP consistently applied and certified by the American Independence Funds Trust's Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within 30 days after the Closing Date, the American Independence Trust shall furnish to the Acquiring Trust, in such form as is reasonably satisfactory to the Acquiring Trust, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund under the Code, and which statement will be certified by the Treasurer of the American Independence Trust.

      5.9 No Fund shall take any action that is inconsistent with the representations set forth in, with respect to the Acquired Funds, the Acquired Funds Tax Representation Certificate and, with respect to the Acquiring Funds, the Acquiring Funds Tax Representation Certificate.

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      5.10 From and after the date of this Agreement and until the Closing Date, each of the Funds and the American Independence Trust and the Acquiring Trust shall use its commercially reasonable efforts to cause the Reorganization to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Reorganization from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, the parties hereto shall treat and report the transactions contemplated hereby as a reorganization within the meaning of Section [368(a)(1)(C)/(D)] of the Code and shall not take any position inconsistent with such treatment.

      5.11 From and after the date of this Agreement and through the time of the Closing, each Fund shall use its commercially reasonable efforts to cause it to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent it from qualifying as a regulated investment company under the provisions of Subchapter M of the Code.

     5.12 Each Fund shall prepare, or cause to be prepared, all of its Tax Returns for taxable periods that end on or before the Closing Date and shall timely file, or cause to be timely filed, all such Tax Returns. Each Fund shall make any payments of Taxes required to be made by it with respect to any such Tax Returns.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

      The obligations of the Acquired Funds to complete the transactions provided for herein shall be, at its election, subject to the performance by the Acquiring Funds of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions, unless waived by the Acquired Funds in writing:

      6.1 All representations and warranties by the Acquiring Trust on behalf of the Acquiring Funds contained in this Agreement shall be true and correct as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

      6.2 The Acquiring Trust shall have delivered to the American Independence Trust on the Closing Date a certificate of the Acquiring Trust on behalf of the Acquiring Fund executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the American Independence Funds Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Trust made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, that each of the conditions to Closing in this Article 6 have been met, and as to such other matters as the American Independence Trust shall reasonably request;

      6.3 The Acquiring Trust on behalf of the Acquiring Funds shall have delivered to the American Independence Funds Trust and Thacher, Proffitt & WoodLLP an Acquiring Fund Tax Representation Certificate, satisfactory to the American Independence Trust and Thacher, Proffitt & Wood LLP, substantially in the form attached to this Agreement as Annex A, concerning certain tax-related matters with respect to the Acquiring Funds;

                                       184
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      6.4 With respect to the Acquiring Funds, the Board of Trustees of the Acquiring Trust shall have determined that the Reorganization is in the best interests of the Acquiring Funds and, based upon such determination, shall have approved this Agreement and the transactions contemplated hereby; and

      6.5 The American Independence Trust shall have received at the Closing a favorable opinion as to the due authorization of this Agreement by the AcquiringTrust and related matters of Thacher, Proffitt & Wood LLP, dated as of the Closing Date, in a form reasonably satisfactory to the American Independence Trust.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

      The obligations of the Acquiring Funds to complete the transactions provided for herein shall be, at its election, subject to the performance by the Acquired Funds of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions, unless waived by the Acquiring Funds in writing:

      7.1 All representations and warranties of the American Independence Truston behalf of the Acquired Funds contained in this Agreement shall be true and correct as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

      7.2 The American Independence Funds Trust shall have delivered to the Acquiring Fund the Statement of Assets and Liabilities of the Acquired
Funds pursuant to Paragraph 5.7, together with a list of its portfolio securities showing the federal income tax bases and holding periods of such securities, as of the Closing Date, certified by the American Independence Funds Trust's Treasurer or Assistant Treasurer;

      7.3 The American Independence Funds Trust shall have delivered to the Acquiring Trust on the Closing Date a certificate of the American Independence Trust on behalf of the Acquired Fund executed in its name by its President or Vice President and a Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Trust and dated as of the Closing Date,to the effect that the representations and warranties of the American Independence Trust contained in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, that each of the conditions to Closing in this Article 7 have been met, and as to such other matters as the Acquiring Trust shall reasonably request;

      7.4 The American Independence Funds Trust on behalf of the Acquired Funds shall have delivered to the Acquiring Trust and Thacher, Proffitt & Wood LLP an Acquired Fund Tax Representation Certificate, satisfactory to the AcquiringTrust and Thacher, Proffitt & Wood LLP, substantially in the form attached to this Agreement as Annex B, concerning certain tax-related matters with respect to the Acquired Funds;

      7.5 The Acquiring Trust shall have received at the Closing a favorable opinion as to the due authorization of this Agreement by the American Independence Trust and related matters of Thacher, Proffitt & Wood LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Acquiring Trust;and

      7.6 With respect to the Acquired Funds, the Board of Trustees of the American Independence Trust shall have determined that the Reorganization is in the best interests of the Acquired Fund and, based upon such determination,shall have approved this Agreement and the transactions contemplated hereby.

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

8. FURTHER CONDITIONS PRECEDENT

      If any of the conditions set forth below does not exist on or before the Closing Date with respect to either party hereto, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

      8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the Acquired Fund's shareholders in accordance with the provisions of the American Independence Trust's Trust Instrument and By-Laws, and certified copies of the resolutions evidencing such approval by the Acquired Fund's shareholders shall have been delivered by the Acquired Funds to the Acquiring Funds. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Paragraph 8.1;

      8.2 On the Closing Date, no action, suit or other proceeding shall bepending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

      8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by either party hereto to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained,except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party hereto, provided that either party may waive any such conditions for itself;

      8.4 The Acquiring Trust's Registration Statement on Form N-14 shall have become effective under the Securities Act and no stop orders suspending the effectiveness of such Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act;

      8.5 The parties shall have received an opinion of Thacher, Proffitt & WoodLLP, satisfactory to the American Independence Funds Trust and the AcquiringTrust and subject to customary assumptions and qualifications, substantially to the effect that for federal income tax purposes the acquisition by the AcquiringFunds of the Acquired Assets solely in exchange for the issuance of AcquiringFund Shares to the Acquired Funds and the assumption of the Assumed Liabilities by the Acquiring Fund, followed by the distribution by the Acquired Fund, in liquidation of the Acquired Fund, of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Funds Shares and the termination of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code; and

      8.6 The Acquired Funds shall have distributed to its shareholders, in a distribution or distributions qualifying for the deduction for dividends paid under Section 561 of the Code, all of its investment company taxable income (as defined in Section 852(b)(2) of the Code determined without regard to Section 852(b)(2)(D) of the Code) for its taxable year ending on the Closing Date, all of the excess of (i) its interest income excludable from gross income under
Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ending on the Closing Date,and all of its net capital gain (as such term is used in Sections 852(b)(3)(A)and (C) of the Code), after reduction by any available capital loss carryforward, for its taxable year ending on the Closing Date.

                                       186
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9. BROKERAGE FEES AND EXPENSES

      9.1 Each party hereto represents and warrants to the other party here to that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      9.2 The parties have been informed by INTRUST Financial Services, Inc.("IFSI") and the Acquiring Fund Adviser -- and the parties have entered into this Agreement in reliance on such information -- that such non-parties will pay(with each of IFSI and the Acquiring Fund Adviser being responsible for 50% of such amounts) all proxy statement and solicitation costs of the Funds associated with the Reorganization including, but not limited to, the expenses associated with the preparation, printing and mailing of any and all shareholder notices,communications, proxy statements, and necessary filings with the SEC or any other governmental authority in connection with the transactions contemplated by this Agreement and the fees and expenses of any proxy solicitation firm retained in connection with the Reorganization. Except for the foregoing, the IFSI shall bear the expenses of the Acquired Funds in connection with the transactions contemplated by this Agreement.

10. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

      10.1 The Acquiring Trust and the American Independence Funds Trust each agrees that neither party has made any representation, warranty or covenant not set forth herein or referred to in Paragraphs 4.1 or 4.2 hereof and that this Agreement constitutes the entire agreement between the parties.

     10.2 The representations and warranties contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

11. TERMINATION

      11.1 This Agreement may be terminated by the mutual agreement of the Acquiring Trust and the American Independence Trust. In addition, either party may at its option terminate this Agreement at or prior to the Closing
Date:

      (a) because of a material breach by the other of any representation,warranty, covenant or agreement contained herein to be performed at or prior to the Closing Date;

      (b) because of a condition herein expressed to be precedent to the obligations of the terminating party which has not been met and which reasonably appears will not or cannot be met;

      (c) by resolution of the Acquiring Trust's Board of Trustees if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Agreement not in the best interests of the Acquiring Fund's shareholders;

      (d) by resolution of the American Independence Trust's Board of Trustees if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Agreement not in the best interests of the Acquired Funds' shareholders; or

      (e) if the transactions contemplated by this Agreement shall not have occurred on or prior to December 31, 2006 or such other date as the parties may mutually agree upon in writing.

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      11.2 In the event of any such termination, there shall be no liability for damages on the part of the Acquiring Funds, the Acquiring Trust, the American Independence Trust or the Acquired Funds, or the trustees or officers of the American Independence Trust, or the Acquiring Trust, but, subject to Paragraph 9.2, each party shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement.

12. AMENDMENTS

      This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the American Independence Funds Trust and the Acquiring Trust; provided, however,that following the meeting of the Acquired Fund's shareholders called by the American Independence Funds Trust pursuant to Paragraph 5.2 of this Agreement,no such amendment may have the effect of changing the provisions regarding the method for determining the number of Acquiring Fund Shares to be received by the Acquired Fund Shareholders under this Agreement to their detriment without their further approval; provided that nothing contained in this Section 12 shall beconstrued to prohibit the parties from amending this Agreement to change the Closing Date.

13. NOTICES

      Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund, c/o INTRUST Financial Services, Inc., 105 North Main, Wichita, KS, with copies to Thacher, Proffitt & Wood LLP, Two World Financial Center, New York, NY 10281,and to the Acquiring Funds, c/o Arrivato Advisers, LLC, 350 Fifth Avenue, 59th Floor, New York, NY 10118, with copies to Thacher, Proffitt & Wood LLP, Two World Financial Center, New York, NY 10281.

14. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

      14.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

      14.3 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to conflict of laws principles (other than Delaware Code Title 6 Section 2708); provided that,in the case of any conflict between those laws and the federal securities laws,the latter shall govern.

      14.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the prior written consent of the other party hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      14.5 It is expressly agreed that the obligations of the Acquiring Trust and the American Independence Funds Trust shall not be binding upon any of their respective trustees, shareholders, nominees, officers, agents or employees personally, but bind only to the property of the Acquiring Funds or the AcquiredFunds, as the case may be, as provided in the trust instruments of the AcquiringTrust and

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the Instrument of Trust of the American Independence Funds Trust, respectively.
The execution and delivery of this Agreement have been authorized by the trustees of the Acquiring Trust and of the American Independence Funds Trust and this Agreement has been executed by authorized officers of the Acquiring Trust and the American Independence Funds Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to imposed any liability on any of them personally, but shall bind only the property of the Acquiring Funds and the Acquired Funds, as the case may be, as provided in the trust instruments of the Acquiring Trust and the Instrument of Trust of the American Independence Funds Trust, respectively.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.

                                      Attest: AMERICAN INDEPENDENCE FUNDS
                                      TRUST on behalf of [_______] FUND

                                      By:______________________________________
                                      Name:____________________________________
                                      Title: Secretary

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title: President

                                      Attest: ARRIVATO FUNDS TRUST
                                      on behalf of ARRIVATO FUNDS TRUST

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title: Secretary Title:

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title: Vice President